UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2009

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

1333 South Clearview Parkway Jefferson, Louisiana (Address of principal executive offices)	70121 (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers
     (e) On March 13, 2009, Stewart Enterprises, Inc. (the “Company”) entered into a agreement with Brent F. Heffron, Executive Vice President and President — Eastern Division, in anticipation of his retirement from all positions with the Company effective April 30, 2009. This retirement agreement provides Mr. Heffron with the following benefits: $175,000 (an amount equal to six months’ salary) paid over a one-year period commencing upon his retirement; an additional year of age credit in calculating his benefit under the Company’s Supplemental Executive Retirement Plan; payment for any unused vacation up to a maximum of six weeks; and Company payment of the employer portion of his health insurance premiums through April 30, 2010, should Mr. Heffron elect COBRA coverage.
     The retirement agreement includes a one-year non-competition and non-solicitation agreement with Mr. Heffron. Any of Mr. Heffron’s stock options and restricted stock not vested on or before April 30, 2009 will be forfeited. This summary of Mr. Heffron’s retirement agreement is qualified by reference to his actual agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description
10.1	Retirement Agreement dated March 13, 2009 between Stewart Enterprises, Inc. and Brent F. Heffron

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
March 17, 2009	/s/ Angela M. Lacour
Angela M. Lacour
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Retirement Agreement dated March 13, 2009 between Stewart Enterprises, Inc. and Brent F. Heffron